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                                    EXHIBIT 24





































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                                 POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer or director of Orion Capital Corporation (the "Company") hereby constitutes and appoints Alan R. Gruber and Michael P. Maloney, Esq., and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign the Company's Registration Statement under the Securities Act of 1933, as amended, on Form S-3 or any other appropriate form, relating to the registration of securities of the Company, which may be shares of the Company's Common Stock, par value $1.00, or preferred stock, par value $1.00 per share, senior and subordinated debt securities, warrants and depositary shares, up to an aggregate total market value of $100,000,000 for all such securities, and to sign any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Dated:  May 4, 1994

         Name                                 Title


         ALAN R. GRUBER                       Chairman of the Board
         Alan R. Gruber                       (Principal Executive
                                              and Financial Officer)

         DANIEL L. BARRY                      Vice President and
         Daniel L. Barry                      Controller (Principal
                                              Accounting Officer)

         BERTRAM J. COHN                      Director
         Bertram J. Cohn

         JOHN C. COLMAN                       Director
         John C. Colman


         LARRY D. HOLLEN                      Director
         Larry D. Hollen


         ROBERT H. JEFFREY                    Director
         Robert H. Jeffrey


         WARREN R. LYONS                      Director
         Warren R. Lyons


         JAMES K. MCWILLIAMS                  Director
         James K. McWilliams


                                              Director
         Ronald W. Moore


         DONALD REICH                         Director
         Donald Reich


         ROBERT B. SANBORN                    Director
         Robert B. Sanborn


                                              Director
         William J. Shepherd


         JOHN R. THORNE                       Director
         John R. Thorne


         ROGER B. WARE                        Director
         Roger B. Ware



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                               ORION CAPITAL CORPORATION

                                Secretary's Certificate
                                -----------------------



              I, Michael P. Maloney, Secretary of Orion Capital Corporation, a Delaware corporation (the "Corporation"), DO HEREBY CERTIFY that attached hereto as Annex A is a true, complete and correct copy of a resolution duly adopted by the Board of Directors of the Corporation on May 4, 1994; such resolution has not been amended, modified or re-scinded and remains in full force and effect.

              IN WITNESS WHEREOF, I have executed this Certificate as of the date set forth below.

         Dated:  May 23, 1994


         /s/ Michael P. Maloney
         ----------------------------
         Secretary


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                                        ANNEX A


              RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the Corporation to execute and deliver a power of attorney appointing Alan
         R. Gruber and Michael P. Maloney or either of them, to act as attorneys-in-fact for this Corporation for the purpose of executing and filing with the SEC, in the name and on behalf of this Corporation, any such Registration Statement and any amendments (including, without limitation, post-effective amendments) or supplements thereto, with any exhibits thereto and other documents in connection therewith.